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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  December 8, 1999

                            SpectruMedix Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     000-22501               25-1686354
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                   Identification No.)

2124 Old Gatesburg Road, State College, Pennsylvania             16803
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       (Address of principal executive office)                (Zip Code)

     Registrant's telephone number, including area code:  (814) 867-8600
                                                          --------------

     Former name or former address:  N/A
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Item 4.    Changes in Registrant's Certifying Accountant
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     On December 8, 1999, PricewaterhouseCoopers LLP ("PwC") advised
SpectruMedix Corporation (the "Company") that its client-auditor relationship has ceased.

     PwC's reports on the financial statements of the Company for the fiscal years ended March 31, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in both reports which expressed a substantial doubt about the Company's ability to continue as a going concern. In connection with the audit of the Company's financial statements for the years ended March 31, 1999 and 1998, and through the subsequent interim period through December 8, 1999 (the date of termination), there has not been a disagreement with PwC on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its report on the financial statements for such years. In addition, during the two most recent fiscal years and through the subsequent interim period through December 8, 1999 (the date of termination), there has not been a reportable event as described in paragraph(a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Act of 1934, as amended.

     Attached hereto as Exhibit 99.1 is a copy of the letter from PwC addressed to the Securities and Exchange Commission stating that PwC agrees with the statements made by the Company in this Current Report on Form 8-K.

Item 7.    Exhibits
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     99.1  Letter of PricewaterhouseCoopers LLP, dated December 15, 1999, addressed to the Securities and Exchange Commission.
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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 15, 1999       SPECTRUMEDIX CORPORATION

                                By:  /s/ Joseph K. Adlerstein
                                     ------------------------
                                     Joseph K. Adlerstein, Ph.D.
                                     President, Chief Executive Officer and Sole
                                     Director
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                                 Exhibit Index

     99.1 Letter of PricewaterhouseCoopers LLP, dated December 15, 1999, addressed to the Securities and Exchange Commission.